AMENDMENT NO. 1
                                       TO
                               SECURITY AGREEMENT


         Amendment No. 1 (the "Amendment"), dated as of October 15, 2001, to Security Agreement (the "Security Agreement"), dated as of September 14, 2001, by and between Vizacom Inc. ( "Debtor"), a Delaware corporation with its principal place of business located at 3512 Veterans Memorial Highway, Bohemia, New York 11716, and SpaceLogix, Inc. (the "Secured Party" and together with the Debtor, the "Parties"), a Delaware corporation having its principal place of business at 500 Fifth Avenue, 14th Flr, New York, NY 10176.

         WHEREAS, the Parties desire to amend the Security Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

         1. Amendment. Section 4 of the Security Agreement is hereby amended and restated as follows:

                     "4.  Events of Default.  The occurrence of any of the
                following events with respect to Debtor shall constitute an event of default on the part of Debtor hereunder (an "Event of Default"):

                          (a) failure by Debtor to pay the principal or interest
                     of the Note or any installment thereof when due, whether on the date fixed for payment or by acceleration or otherwise; provided, however, that failure to pay any principal or interest when due shall not be an Event of Default if such overdue payment is paid within ten business days of such due date; or

                          (b) if Debtor or any other authorized person or entity
                     shall take any action to effect a dissolution, liquidation or winding up of Debtor; or

                          (c) if Debtor shall make a general assignment for the
                     benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or Debtor shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States
                     Bankruptcy Code or any political subdivision thereof, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment,


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                     liquidation, dissolution, administration, a voluntary
                     arrangement, or other relief with respect to it or its debts; or

                          (d) there shall be commenced against Debtor any action
                     or proceeding of the nature referred to in paragraph (c) above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the property of Debtor, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty days; or

                          (e) Borrower enters into an agreement to acquire a
                     business other than SpaceLogix without the consent of SpaceLogix."

         2.     Miscellaneous.
                -------------

         (a) This Security Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to its conflicts of law principles.

         (b) This Security Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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


         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed and delivered this Amendment as of the day and year first above written.

                                           SPACELOGIX, INC.


                                           By:      /s/ Mark Barbera
                                               ---------------------------------
                                               Name:  Mark Barbera
                                               Title: CFO


                                           VIZACOM INC.


                                           By:       /s/ Alan Schoenbart
                                               ---------------------------------
                                               Name:  Alan Schoenbart
                                               Title: CFO


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